Filed Pursuant to Rule 424(b)(3)

Registration File No.: 333-129949

PROSPECTUS SUPPLEMENT NO. 2
(TO PROSPECTUS DATED DECEMBER 9, 2005)

$700,000,000

L-3 COMMUNICATIONS HOLDINGS, INC.

3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035
and 6,841,884 Shares of Common Stock
Issuable Upon Conversion of the CODES

This prospectus supplement relates to:

•	$700,000,000 in aggregate principal amount of 3.00% Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035;

•	The shares of our common stock issuable upon conversion of the CODES; and

•	The subsidiary guarantees of the CODES on behalf of each of our subsidiary guarantors.

This prospectus supplement, which supplements our prospectus dated December 9, 2005, contains information about the selling security holders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

‘‘Convertible Contingent Debt Securities’’ and ‘‘CODES’’ are service marks of Lehman Brothers Inc.

December 30, 2005

You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

TABLE OF CONTENTS

Page
Selling Securityholders	S-1

i

SELLING SECURITYHOLDERS

The selling holders are offering CODES and shares of common stock issuable upon conversion of the CODES under this prospectus supplement pursuant to existing registration rights conferred by the Registration Rights Agreement dated as of July 29, 2005 among L-3 Holdings, the Guarantors named therein and Lehman Brothers Inc., Bear, Stearns & Co., Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC, as initial purchasers. The following table sets forth information, as of December 30, 2005, with respect to the selling holders and the principal amounts of CODES and number of shares of common stock into which the CODES are convertible beneficially owned by each selling holder that may be offered under this prospectus supplement and related prospectus. The information is based on information provided by or on behalf of the selling holders.

The selling holders may offer all, some or none of the CODES or common stock into which the CODES are convertible. Because the selling holders may offer all or some portion of the CODES or the common stock, no estimate can be given as to the amount of the CODES or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their CODES in transactions exempt from the registration requirements of the Securities Act or pursuant to our Registration Statement on Form S-3 and amendments or supplements thereto.

Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus supplement and related prospectus any or all of the CODES and common stock into which the CODES are convertible. Identification of any additional selling holders, if any, who exercise their registration rights, pursuant to the registration rights agreement mentioned above, will be made in the applicable prospectus supplement.

Information about the selling holders may change over time. Any changed information will be set forth in prospectus supplements or post-effective amendments. From time to time, additional information concerning ownership of the CODES and the underlying stock may rest with holders of the CODES or the common stock not named in the table below and of whom we are unaware.

While we can elect, upon conversion of each CODES, to deliver to the converting holder cash or cash and shares of our common stock, the number of shares of common stock shown in the table below assumes conversion of the full amount of CODES held by such holder at the initial conversion rate of 9.7741 shares per $1,000 principal amount of CODES. This conversion rate is subject to certain adjustments. Accordingly, the number of shares of common stock issuable upon conversion of the securities may increase or decrease from time to time. Under the terms of the indenture, fractional shares will not be issued upon conversion of the CODES. Cash will be paid instead of fractional shares, if any.

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
1976 Distribution Trust FBO A.R. Lauder/Zinterhofer(57)	$7,000	*	68.42	*
2000 Revocable Trust Lauder Zinterhofer(57)	7,000	*	68.42	*
Agere Systems Inc.(31)	100,000	*	977.41	*
Alabama Children's Hospital Foundation(3)	65,000	*	635.32	*
Alcon Laboratories(57)	509,000	*	4,975.02	*
Alexandra Global Master Fund, Ltd.(13)	5,000,000	*	48,870.50	*
Allstate Insurance Company(11)(43)	6,500,000	*	63,531.65	*
Aloha Airlines Non-Pilots Pension Trust(3)	90,000	*	879.67	*
American Beacon Funds(4)	415,000	*	4,056.25	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
American Investors Life Insurance Company(5)	700,000	*	6,841.87	*
American Medical Association(31)	50,000	*	488.71	*
American Skandia Trust(7)	1,000,000	*	9,774.10	*
Arkansas PERS(3)	1,865,000	*	18,228.70	*
Arkansas Teacher Retirement(6)	5,860,000	*	57,276.23	*
Arlington County Employees Retirement System(57)	1,078,000	*	10,536.48	*
Asante Health Systems(57)	167,000	*	1,632.27	*
Asante Health Systems(4)	167,000	*	1,632.27	*
Associated Electric & Gas Services Limited(31)	250,000	*	2,443.53	*
AstraZeneca Holdings Pension(3)	565,000	*	5,522.37	*
Attorney's Title Insurance Fund(3)	210,000	*	2,052.56	*
AT&T Long Term Investment Trust(34)	280,000	*	2,736.75	*
Aventis Pension Master Trust(4)	635,000	*	6,206.55	*
B.C. McCabe Foundation of California No. 2145(7)	125,000	*	733.06	*
Bancroft Convertible Fund, Inc.(8)	1,500,000	*	14,661.15	*
Baptist Health of South Florida(6)	1,060,000	*	10,360.55	*
Beamtenversicherungskasse des Kantons Zurich(9)	5,500,000	*	53,757.55	*
Bernische Lehreversicherungskasse(9)	1,400,000	*	13,683.74	*
Bill & Melinda Gates Foundation(31)	750,000	*	7,330.58	*
Black & Decker Defined Benefit(34)	65,000	*	635.32	*
BNP Paribas Arbitrage(10)(11)	4,000,000	*	39,096.40	*
Boilermakers - Blacksmith Pension Trust(4)	4,610,000	*	45,058.60	*
Boilermakers Blacksmith Pension Trust(3)	3,195,000	*	31,228.25	*
Boston Income Portfolio(35)	5,745,000	*	56,152.20	*
British Virgin Islands Social Security Board(57)	148,000	*	1,446.57	*
C&H Sugar Company Inc.(3)	125,000	*	1,221.76	*
CALAMOS® Convertible Fund - CALAMOS® Investment Trust(4)	23,000,000	3.3%	224,804.30	*
CALAMOS® Global Growth & Income Fund - CALAMOS® Investment Trust(4)	3,800,000	*	37,141.58	*
CALAMOS® Growth & Income Fund – CALAMOS® Investment Trust(4)	72,000,000	10.3%	703,735.20	*
CALAMOS® Growth & Income Portfolio - CALAMOS® Advisors Trust(4)	445,000	*	4,349,47	*
CALAMOS® High Yield Fund - CALAMOS® Investment Trust(4)	2,100,000	*	20,525.61	*
California Correctional Peace Officers Assoc (CAL)(35)	25,000	*	244.35	*
The California Wellness Foundation(4)	820,000	*	8,014.76	*
Castle Convertible Fund, Inc.(11)(56)	500,000	*	4,887.05	*
CEMEX Pension Plan(4)	290,000	*	2,834.49	*
Cervantes Portfolio LLC(31)	400,000	*	3,909.64	*
CF Core Plus F.I.(34)	15,000	*	146.61	*
CGNU Life Fund(12)	1,300,000	*	12,706.33	*
Children’s Hospital Fixed(34)	80,000	*	781.93	*
Chrysler Corporation Master Retirement Trust(55)	4,970,000	*	48,577.28	*
CIGNA - Connecticut General Life Insurance Company(31)	500,000	*	4,887.05	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
CIGNA - Connecticut Life Insurance Company of North America(31)	200,000	*	1,954.82	*
City and County of San Francisco Retirement System(57)	1,794,000	*	17,534.74	*
City of Cincinnati Retirement System(31)	500,000	*	4,887.05	*
City of Knoxville Pension System(4)	395,000	*	3,860.77	*
City of Shreveport (LA) Employees Retirement System(7)	175,000	*	977.41	*
City University of New York(57)	168,000	*	1,642.05	*
CMH Strategies(14)	53,000	*	518.03	*
The Cockrell Foundation(4)	167,000	*	1,632.27	*
Coda - KHPE Convertible Portfolio(15)(33)	430,000	*	4,202.86	*
Coda - NMIC Convertible Portfolio(15)(33)	1,505,000	*	14,710.02	*
Coda Capital Management, LLC(15)(33)	730,000	*	7,135.09	*
Coda Capital ND Portfolio(15)(33)	205,000	*	2,003.69	*
The Colonial Williamsburg Endowment(34)	45,000	*	439.83	*
Columbia Convertible Securities Fund(22)	11,095,000	1.6%	108,443.64	*
Commercial Union Life Fund(12)	1,600,000	*	15,638.56	*
Commissioners of the Land Office(7)	990,000	*	6,255.42	*
Confederated Tribes of the Grande(34)	30,000	*	293.22	*
Convertible Securities Fund(22)	30,000	*	293.22	*
Core Bond Plus Pool-Core Plus(34)	10,000	*	97.74	*
CQS Convertible and Quantitative Strategies Master Fund Ltd.(53)	4,000,000	*	39,096.40	*
Credit Suisse Asset Management(44)	1,450,000	*	14,172.45	*
Credit Suisse First Boston LLC(15)	1,125,000	*	10,995.86	*
Daimler Chrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89(30)	4,055,000	*	39,633.98	*
Deerfield Academy(34)	35,000	*	342.09	*
Delaware Group Equity Funds V - Global Dividend Income Fund(51)	1,500,000	*	14,661.15	*
Delaware Investments Dividend & Income Fund(51)	290,000	*	2,834,49	*
Delaware Investments Global Dividend and Income Fund(51)	110,000	*	1,075.15	*
Delaware PERS(3)	1,418,000	*	13,859.67	*
Delaware Public Employees Retirement System(57)	1,457,000	*	14,240.86	*
Delta Airlines Master Trust(3)	705,000	*	6,890.74	*
Delta Airlines Master Trust(4)	2,285,000	*	22,333.82	*
Delta Air Lines Master Trust – CV(55)	975,000	*	9,529.75	*
Delta Dental Plan of Massachusetts(31)	100,000	*	977.41	*
Delta Pilots Disability and Survivorship Trust(4)	865,000	*	8,454.60	*
Delta Pilots Disability and Survivorship Trust – CV(55)	530,000	*	5,180.27	*
Diversified High Yield Bond Fund(35)	1,305,000	*	12,755.20	*
DL Trust(31)	50,000	*	488.71	*
DM International E Mac 63 Ltd.(28)	3,500,000	*	34,209.35	*
DM Master Fund I LP(28)	16,375,000	2.3%	160,050.89	*
Dorinco Reinsurance Company(4)	1,880,000	*	18,375.31	*
The Dow Chemical Company Employees' Retirement Plan(4)	3,865,000	*	37,776.90	*
Dreyfus High Yield Shares(34)	10,000	*	97.74	*
Dreyfus High Yield Strategies(34)	550,000	*	5,375.76	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Dreyfus Intermediate(34)	440,000	*	4,300.60	*
Dreyfus Premier Core Bond(34)	625,000	*	6,108.81	*
Dreyfus Premier Ltd Term High Yield(34)	550,000	*	5,375.76	*
Dreyfus Premier Managed Income Fund(34)	45,000	*	439.83	*
Dreyfus Variable Core Bond Portfolio(34)	60,000	*	586.45	*
Dreyfus Var-Ltd Term High Income Portfolio(34)	35,000	*	342.09	*
Duke Endowment(3)	630,000	*	6,157.68	*
EB Core Plus F.I.(34)	15,000	*	146.61	*
Elizabeth D Bruce Tr U/W(15)(33)	55,000	*	537.58	*
Ellsworth Convertible Growth and Income Fund, Inc.(8)	1,000,000	*	9,774.10	*
Employees' Retirement System of Rhode Island(31)	250,000	*	2,443.53	*
Engineers Joint Pension Fund(6)	455,000	*	4,447.22	*
EV Limited Duation Income Fund (LDI)(35)	3,540,000	*	34,600.31	*
Exchange Indemnity Company(34)	35,000	*	342.09	*
Factory Mutual Insurance Company(34)	200,000	*	1,954.82	*
Fairfax County Employees Retirement System(31)	200,000	*	1,954.82	*
Five Sticks L.P.(58)	2,000,000	*	19,548.20	*
Fleet Maritime Inc.(31)	100,000	*	977.41	*
Floating Rate Income Trust (EFT)(35)	345,000	*	3,372.06	*
F.M. Kirby Foundation, Inc.(55)	815,000	*	7,965,89	*
The Fondren Foundation(4)	150,000	*	1,466.12	*
Ford AUW Benefits Trust(34)	45,000	*	439.83	*
Ford Motor Company(34)	775,000	*	7,574.93	*
Fortis IM(52)	9,500,000	1.4%	92,853.95	*
FPL Group Employee Pension Plan(30)	600,000	*	5,864.46	*
FPL Group Employees Pension Plan(3)	390,000	*	3,811.90	*
Franklin and Marshall College(30)	190,000	*	1,857.08	*
Franklin Convertible Securities Fund(41)	15,000,000	2.1%	146,611.50	*
Franklin Templeton Investment Funds(42)	5,000,000	*	48,870.50	*
Froley Revy Convertible Arbitrage Offshore(3)	450,000	*	4,398.35	*
FrontPoint Convertible Arbitrage Fund L.P.(29)	2,000,000	*	19,548.20	*
FTVIP Income Securities Fund(41)	20,000,000	2.9%	195,482.00	*
Fuji US Income Open(7)	875,000	*	8,552.34	*
Gemini Sammelstiftung Zur Forderung Der Personalvorsorge(9)	400,000	*	3,909.64	*
General Motors Broad Mandate(11)(47)	950,000	*	9,285.40	*
General Motors Investment Corp.(11)(47)	10,500,000	1.5%	102,628.05	*
Genesee County Employees’ Retirement System(4)	820,000	*	8,014.76	*
GMAM Investment Funds Trust(31)	2,000,000	*	19,548.20	*
Government of Singapore Investment Corporation Pte Ltd.(45)	20,500,000	2.9%	200,369.05	*
The Grable Foundation(57)	99,000	*	967.64	*
Grady Hospital Foundation(57)	158,000	*	1,544.31	*
Greek Catholic Union of the USA(4)	200,000	*	1,954.82	*
Hallmark Convertible Securities Fund(3)	105,000	*	1,026.28	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Hallmark Master Trust High Yield Fund(35)	335,000	*	3,274.32	*
The Hartford High Yield Fund(50)	330,000	*	3,225.45	*
The Hartford High Yield HLS Fund(50)	770,000	*	7,526.06	*
Hartford Life Insurance Company - Intermediate Core Plus(11)(49)	5,000	*	48.87	*
Hartford Life Insurance Separate Account B - Core Plus Fixed Income(11)(49)	680,000	*	6,646.39	*
Hartford Life Insurance Separate Account BF(11)(49)	1,290,000	*	12,608.59	*
The Hartford Total Return Bond Fund(50)	1,975,000	*	19,303.85	*
Hartford Total Return Bond HLS Fund(50)	11,410,000	1.6%	111,522.48	*
Hawaiian Electric Industries Inc.(34)	90,000	*	879.67	*
HFRCA Select Fund(36)	1,100,000	*	10,751.51	*
High Income Portfolio(35)	3,890,000	*	38,021.25	*
Honeywell International Inc. Master Retirement Trust(31)	2,000,000	*	19,548.20	*
Houston Police Officers Pension System(31)	200,000	*	1,954.82	*
Howard County Retirement Plan(34)	15,000	*	146.61	*
ICI American Holdings Trust(3)	410,000	*	4,007.38	*
IIU Convertible Arbitrage Fund Limited(14)	147,000	*	1,436.79	*
Independence Blue Cross(57)	894,000	*	8,738.05	*
Inflective Convertible Opportunity Fund I, L.P(5)	1,250,000	*	12,217.63	*
Inflective Convertible Opportunity Fund I, Limited(5)	4,000,000	*	39,096.40	*
ING Convertible Fund(37)	2,850,000	*	27,856.19	*
ING Equity Income Fund(15)(16)(17)	4,225,000	*	41,295.57	*
ING VP Convertible Portfolio(37)	150,000	*	1,466.12	*
Innovest Finanzdienstle(6)	1,500,000	*	14,661.15	*
INOVA Health Care Services(4)	435,000	*	4,251.73	*
Institutional Benchmark Series (MasterFeeder)(36)	1,500,000	*	14,661.15	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(7)	750,000	*	7,330.58	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(55)	420,000	*	4,105.12	*
International Truck & Engine Corporation Retiree Health Benefit Trust(55)	250,000	*	2,443.53	*
International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust(7)	530,000	*	8,601.21	*
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(55)	230,000	*	2,248.04	*
International Union of Operating Engineers(34)	40,000	*	390.96	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
International Union of Operating Engineers (ENG)(35)	85,000	*	830.80	*
Jackson County Employees’ Retirement System(4)	460,000	*	4,496.09	*
James Mellor Trust(15)(33)	42,000	*	410.51	*
Janus Adviser High Yield Fund(11)(48)	6,000	*	58.64	*
Janus High Yield Fund(11)(48)	1,049,000	*	10,253.03	*
Janus World High-Yield Fund(11)(48)	1,950,000	*	19,059.50	*
Jefferies Umbrella Fund Global Convertible Bonds(9)	2,960,000	*	28,931.34	*
Jefferies Umbrella Fund U.S. Convertible Bonds(9)	250,000	*	2,443.53	*
KBC Financial Products (Cayman Islands) Ltd.(24)	5,000,000	*	48,870.50	*
Kellogg Co. Master Retirement Trust(31)	500,000	*	4,887.05	*
The Kellogg Company - Welfare Benefit Trust(31)	100,000	*	977.41	*
Kettering Medical Center Funded Depreciation Account(4)	340,000	*	3,323.19	*
KeySpan Foundation(7)	60,000	*	390.96	*
KeySpan Insurance Company(7)	100,000	*	586.45	*
Knoxville Utilities Board Retirement System(4)	290,000	*	2,834.49	*
LeeDavid Investments 2002 LP(15)(33)	40,000	*	390.96	*
Lehman Brothers, Inc.(15)(46)	17,295,000	2.5%	169,043.06	*
Leland Stanford Jr. University(31)	50,000	*	488.71	*
Lord Abbett Bond Debenture Fund, Inc.(7)	15,000,000	1.2%	85,034.67	*
Lord Abbett Investment Trust – LA Convertible Fund(7)	3,435,000	*	17,984.34	*
Lord Abbett Series Fund – Bond Debenture Portfolio(7)	750,000	*	7,330.58	*
Louisiana CCRF(3)	300,000	*	2,932.23	*
Louisiana Workers Compensation Corporation(4)	840,000	*	8,210.24	*
Lyxor/AM Investment Fund Ltd.(28)	1,875,000	*	18,326.44	*
Lyxor/Inflective Convertible Opportunity Fund(5)	1,250,000	*	12,217.63	*
Lyxor/Quest Fund Ltd.(18)	1,250,000	*	12,217.63	*
Mackay Shields LLC as investment advisor to Aftra Health Fund(19)	320,000	*	3,127.71	*
Mackay Shields LLC as investment advisor to Bay County Employees Retirement System(19)	185,000	*	1,808.21	*
Mackay Shields LLC as investment advisor to Mainstay Convertible Fund(19)	6,455,000	*	63,091.82	*
Mackay Shields LLC as investment advisor to Mainstay VP Convertible Fund(19)	4,360,000	*	42,615.08	*
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Post 82)(19)	4,680,000	*	45,742.79	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Mackay Shields LLC as investment advisor to New York Life Insurance Co. (Pre 82)(19)	2,080,000	*	20,330.13	*
Mackay Shields LLC as investment advisor to New York Life Separate A/C 7(19)	130,000	*	1,270.63	*
Mackay Shields LLC as investment advisor to United Overseas Bank (USD)(19)	60,000	*	586.45	*
Mackay Shields LLC as investment advisor to United Overseas Bank (SGD)(19)	145,000	*	1,417.24	*
Macomb County Employees' Retirement System(4)	665,000	*	6,499.78	*
Managed Asset Trust(11)(47)	300,000	*	2,932.23	*
Mellon Global High Yield Portfolio(34)	40,000	*	390.96	*
Merrill Lynch Insurance Group(57)	386,000	*	3,772.80	*
Merrill Lynch Insurance Group Bond Debenture Portfolio(7)	25,000	*	244.35	*
Met Investor Series Trust – Bond Debenture(7)	3,500,000	*	34,209.35	*
Microsoft Corporation(55)	1,020,000	*	9,969.58	*
Monsanto(34)	55,000	*	537.58	*
Morgan Stanley Convertible Securities Trust(15)(20)(21)	3,000,000	*	29,322.30	*
Morgan Stanley Fundamental Value Fund(15)(20)(21)	354,000	*	3,460.03	*
Municipal Employees(57)	333,000	*	3,254.78	*
Municipal Employees Benefit Trust(4)	415,000	*	4,056.25	*
National Bank of Canada(28)	3,250,000	*	31,765.83	*
National Electrical Benefit Fund(34)	125,000	*	1,221.76	*
National Fuel & Gas Company Retirement Plan(7)	680,000	*	3,029.97	*
New Orleans Firefighters Pension Relief Fund(57)	99,000	*	967.64	*
New York City Employees' Retirement System(31)	1,000,000	*	9,774.10	*
New York City Police Pension Fund(31)	250,000	*	2,443.53	*
NFS-SCI Funeral and Merchandise Fixed Common Trust(7)	100,000	*	977.41	*
Nicholas Applegate Capital Management U.S. Convertible Mutual Fund(6)	500,000	*	4,887.05	*
NORCAL Mutual Insurance Company(4)	1,070,000	*	10,458.29	*
Norwich Union Life and Pension(12)	2,300,000	*	22,480.43	*
The Noyce Foundation(31)	25,000	*	244.35	*
Nuveen Preferred and Convertible Fund JQC(3)	9,450,000	1.4%	92,365.25	*
Nuveen Preferred and Convertible Income Fund JPC(3)	6,900,000	*	67,441.29	*
Oakwood Assurance Company Ltd.(4)	80,000	*	781.93	*
Oakwood Healthcare Inc. - OHP(4)	20,000	*	195.48	*
Oakwood Healthcare Inc. Endownment/A&D(4)	17,000	*	166.16	*
Oakwood Healthcare Inc. Funded Depreciation(4)	170,000	*	1,661.60	*
Oakwood Healthcare Inc. Pension(4)	305,000	*	2,981.10	*
Occidental Fire & Casualty Company(34)	20,000	*	195.48	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
Occidental Petroleum Corporation(57)	363,000	*	3,548.00	*
OCLC Online Computer Library Center Inc.(3)	50,000	*	488.71	*
OCM Convertible Trust(55)	1,695,000	*	16,567.10	*
OCM Global Convertible Securities Fund(55)	270,000	*	2,639.01	*
Ohio Bureau of Workers Compensation(57)	213,000	*	2,081.88	*
Pacific Select Fund - High Yield Bond Portfolio(54)	500,000	*	4,887.05	*
Pacific Retirement Services(34)	10,000	*	97.74	*
Partner Reinsurance Company Ltd.(55)	960,000	*	9,383.14	*
Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan(7)	600,000	*	3,665.29	*
Pensionkasse Der Antalis AG(9)	70,000	*	684.19	*
Pensionkasse Der GMS-Dottikon AG(9)	130,000	*	1,270.63	*
Pensionkasse Der GMS-Gruppe AG(9)	90,000	*	879.67	*
Pensionkasse Der Lonza AG(9)	180,000	*	1,759.34	*
Pensionkasse Der Rockwell Automation AG(9)	110,000	*	1,075.15	*
Pensionkasse Huntsman (Switzerland)(9)	140,000	*	1,368.37	*
Personalfursorgestiftung Der Gebaudeversicherung Des Kantons Bern(9)	250,000	*	2,443.53	*
Personalvorsorge der PV Promea(9)	290,000	*	2,834.49	*
Policeman and Fireman Retirement System of the City of Detroit(57)	646,000	*	6,314.07	*
Pomona College(34)	45,000	*	439.83	*
Port Authority of Allegheny County Consolidated Trust Fund(4)	118,000	*	1,153.34	*
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union(4)	1,355,000	*	13,243.91	*
Prisma Foundation(4)	210,000	*	2,052.56	*
Privilege Portfolio Sicav(12)	11,050,000	1.6%	108,003.81	*
Pro-Mutual(57)	1,059,000	*	10,350.77	*
Producers-Writers Guild of America Pension Plan(31)	150,000	*	1,466.12	*
Prudential Insurance Co. of America(3)	105,000	*	1,026.28	*
Public Service Entreprise Group Inc.(34)	195,000	*	1,905.95	*
Quest Global Convertible Master Fund Ltd(18)	1,250,000	*	12,217.63	*
Qwest Occupational Health Trust(55)	425,000	*	4,153.99	*
Qwest Pension Trust(55)	1,030,000	*	10,067.32	*
Rampart Enhanced Convertible Investors, LLC(30)	655,000	*	6,402.04	*
Retirement Income Plan for Employees of Armstrong World Industries, Inc.(31)	100,000	*	977.41	*
Retirement Program Plan for Employees of the US Enrichment Group(31)	150,000	*	1,466.12	*
Richard Mueller(15)(33)	53,000	*	518.03	*
Rockwell Automation Master Trust(31)	50,000	*	488.71	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
RWDSU Local 338 High Yield Fund(35)	100,000	*	977.41	*
The Salvation Army Central Board(34)	50,000	*	488.71	*
Salvation Army Central-Kroc Cons.(34)	10,000	*	97.74	*
Salvation Army Central-Kroc Endo(34)	5,000	*	48.87	*
Salvation Army Central Territory(34)	15,000	*	146.61	*
The St. Paul Travelers Companies, Inc. – Commercial Lines(55)	1,520,000	*	14,856.63	*
The Salvation Army - Eastern Territory(31)	250,000	*	2,443.53	*
San Diego City Retirement(6)	1,185,000	*	11,582.31	*
San Diego County Convertible(6)	1,610,000	*	15,736.30	*
SCI Endownment Care Common Trust Fund - National Fiduciary Services(4)	290,000	*	2,834.49	*
SCI Endownment Care Common Trust Fund - SunTrust Bank(4)	115,000	*	1,124.02	*
SCI Endownment Care Common Trust Fund - Wachovia Bank, NA(4)	70,000	*	684.19	*
Senior Floating Rate Trust (EFR)(35)	310,000	*	3,029.97	*
Senior Income Trust (SIT)(35)	170,000	*	1,661.60	*
SEPTA High Yield Fund(35)	100,000	*	977.41	*
Silverback Master, Ltd.(23)	10,000,000	1.4%	97,741.00	*
Smith Barney Convertible Fund(11)(47)	1,700,000	*	16,615.97	*
SOCs Ltd.(32)	3,000,000	*	29,322.30	*
Southern Farm Bureau Life Insurance(3)	910,000	*	8,894.43	*
Southern Farm Bureau Life Insurance Company(4)	1,750,000	*	17,104.68	*
Southwest Carpenters Pension Trust(31)	100,000	*	977.41	*
SPT(4)	3,200,000	*	31,277.12	*
Standish High Yield Portfolio(34)	20,000	*	195.48	*
Standish Mellon Opp High Yield(34)	25,000	*	244.35	*
State Employees’ Retirement Fund of the State of Delaware(55)	1,375,000	*	13,439.39	*
State of Oregon Equity(3)	5,280,000	*	51,607.25	*
Sterling Investment Co.(3)	900,000	*	8,796.69	*
Syngenta AG(3)	300,000	*	2,932.23	*
Teachers’ Retirement System for the City of New York(31)	500,000	*	4,887.05	*
Texas County & District Retirement System(31)	1,000,000	*	9,774.10	*
Thrivent Financial for Lutherans(11)(38)(39)	6,000,000	*	58,644.60	*
Thrivent High Yield Fund(11)(38)(40)	1,280,000	*	12,510.85	*
Thrivent Partner High Yield Fund(11)(38)(40)	290,000	*	2,834.49	*
Thrivent Partner High Yield Portfolio(11)(38)(40)	200,000	*	1,954.82	*
Thrivent Series Fund, Inc. - High Yield Portfolio(11)(38)(40)	1,730,000	*	16,909.19	*
Total Fina Elf Finance-SA, Inc.(4)	300,000	*	1,661.60	*
Travelers Series Trust Convertible Bond Portfolio(11)(47)	1,600,000	*	15,638.56	*
Trust Mark Insurance(57)	415,000	*	4,056.25	*
TXU Retirement Plan(34)	200,000	*	1,954.82	*
UBS (Lux.) Bond Sicav – Convert Global (USD) B(25)	2,000,000	*	19,548.20	*

Name	Principal Amount of CODES Beneficially Owned	Percentage of Outstanding CODES Owned(1)	Shares of Common Stock Issuable upon Conversion of the CODES(2)	Percentage of Shares of Common Stock Outstanding After Issuance(2)
UBS O'Connor LLC f/b/o O'Connor Global Convertible Bond Master Limited(25)	350,000	*	3,420.94	*
UIF Equity Income Fund(15)(16)(17)	1,212,000	*	11,846.21	*
Union Carbide Retirement Account(4)	2,000,000	*	19,548.20	*
United Food and Commercial Workers Local 1262 and Employers Pension Fund(4)	620,000	*	6,059.94	*
Univar USA Inc. Retirement Plan(4)	845,000	*	8,259.11	*
Universal Investmentgesellschaft MBH, Ref. Aventis(9)	4,000,000	*	39,096.40	*
University of Southern California(31)	150,000	*	1,466.12	*
UnumProvident Corporation(55)	535,000	*	5,229.14	*
US Allianz Equity Income Fund(15)(16)(17)	510,000	*	4,984.79	*
Van Kampen Equity and Income Fund(15)(16)(17)	53,699,000	7.7%	524,859.40	*
Van Kampen Harbor Fund(15)(16)(17)	4,500,000	*	43,983.45	*
Vermont Mutual Insurance Company(7)	175,000	*	977.41	*
Vicis Capital Master Fund(26)	22,750,000	*	195.48	*
Virginia Retirement System(55)	2,680,000	*	26,194.59	*
Volkswagen High Yield Bond Fund(35)	50,000	*	488.71	*
W.R. Grace & Co.(34)	70,000	*	684.19	*
Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust(7)	60,000	*	586.45	*
Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund(7)	20,000	*	195.48	*
Wachovia Capital Markets LLC(11)(27)	4,000,000	*	39,096.40	*
Wilshire Insurance Company(34)	20,000	*	195.48	*
Wyeth Retirement Plan - U.S. Master Trust(31)	500,000	*	4,887.05	*
Wyoming State Treasurer(6)	980,000	*	9,578.62	*
Zazove Convertible Arbitrage Fund, L.P.(36)	6,000,000	*	58,644.60	*
Zazove Hedged Convertible Fund, L.P.(36)	2,400,000	*	23,457.84	*
Subtotal	$670,077,000	95.7%	6,549,399.78	5.5%
All other holders of CODES or future transferees, pledgees, donees, assignees or successors of any such holders(59)(60)	$29,923,000	4.3%	292,484.22	0.2%
Total	$700,000,000	100.00%	6,841,884	5.7%

*	Less than one percent.

(1)	The percentages are based on $700,000,000 principal amount of CODES outstanding.

(2)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 120,135,222 shares of common stock outstanding as of October 28, 2005. In calculating this amount for each holder, the number of shares of common stock issuable upon conversion of all of that holder's CODES are treated as outstanding, but no other holder's CODES are assumed to have been converted.

(3)	Ann Houlihan CCO, on behalf of Froley, Revy Investment Co., Inc., has voting and investment power over the securities identified above as beneficially owned by Alabama Children's Hospital Foundation, Aloha Airlines Non-Pilots Pension Trust, Arkansas PERS, AstraZeneca Holdings Pension, Attorney's Title Insurance Fund, Boilermakers Blacksmith Pension Trust, C&H Sugar Company Inc., Delaware PERS, Delta Airlines Master Trust, Duke Endowment, FPL Group Employees Pension Plan, Froley Revy Convertible Arbitrage Offshore, Hallmark Convertible Securities Fund, ICI American Holdings Trust, Louisiana CCRF, Nuveen Preferred and Convertible Fund JQC, Nuveen Preferred and Convertible Income Fund JPC, OCLC

Online Computer Library Center Inc., Prudential Insurance Co. of America, Southern Farm Bureau Life Insurance, State of Oregon Equity, Sterling Investment Co. and Syngenta AG.

(4)	Nick Calamos has voting and investment power over the securities identified above as beneficially owned by American Beacon Funds, Asante Health Systems, Aventis Pension Master Trust, Boilermakers – Blacksmith Pension Trust, CALAMOS® Convertible Fund - CALAMOS® Investment Trust, CALAMOS® Global Growth & Income Fund - CALAMOS® Investment Trust, CALAMOS® Growth & Income Fund - CALAMOS® Investment Trust, CALAMOS® Growth & Income Portfolio - CALAMOS® Advisors Trust, CALAMOS® High Yield Fund - CALAMOS® Investment Trust, The California Wellness Foundation, CEMEX Pension Plan, City of Knoxville Pension System, The Cockrell Foundation, Delta Airlines Master Trust, Delta Pilots Disability and Survivorship Trust, Dorinco Reinsurance Company, The Fondren Foundation, Genesee County Employees’ Retirement System, Greek Catholic Union of the USA, INOVA Health Care Services, Jackson County Employees’ Retirement System, Kettering Medical Center Funded Depreciation Account, KeySpan Foundation, KeySpan Insurance Company, Knoxville Utilities Board Retirement System, Louisiana Workers Compensation Corporation, Macomb County Employees' Retirement System, Municipal Employees Benefit Trust, NORCAL Mutual Insurance Company, Oakwood Assurance Company Ltd., Oakwood Healthcare Inc. - OHP, Oakwood Healthcare Inc. Endowment/A&D, Oakwood Healthcare Inc. Funded Depreciation, Oakwood Healthcare Inc. Pension, Port Authority of Allegheny County Consolidated Trust Fund, Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union, Prisma Foundation, SCI Endowment Care Common Trust Fund - National Fiduciary Services, SCI Endowment Care Common Trust Fund - SunTrust Bank, SCI Endowment Care Common Trust Fund - Wachovia Bank, NA, SPT, Southern Farm Bureau Life Insurance Company, Union Carbide Retirement Account, United Food and Commercial Workers Local 1262 and Employers Pension Fund and Univar USA Inc. Retirement Plan.

(5)	Thomas J. Roy, on behalf of Inflective Asset Management, LLC, has voting and investment power over the securities identified above as beneficially owned by American Investors Life Insurance Company, Inflective Convertible Opportunity Fund I, L.P., Inflective Convertible Opportunity Fund I, Limited and Lyxor/Inflective Convertible Opportunity Fund.

(6)	This selling holder has delegated full authority to Nicholas-Applegate Capital Management ("Nicholas-Applegate") as investment advisor over these securities, including full voting and dispositive power. The chief investment officer of Nicholas-Applegate is Horacio Valeiras who, in such capacity, has oversight authority over all portfolio managers at Nicholas-Applegate. Nicholas-Applegate's proxy committee sets policies on the voting of all of Nicholas-Applegate's clients' securities to be voted by Nicholas-Applegate for clients. These policies are available to clients of Nicholas-Applegate upon request.

(7)	Maren Lindstrom, on behalf of Lord Abbett & Co., has voting and investment power over the securities identified above as beneficially owned by B.C. McCabe Foundation of California No. 2145, City of Shreveport (LA) Employees Retirement System, Commissioners of the Land Office, Fuji US Income Open, International Truck & Engine Corp. Non-Contributory Retirement Plan Trust, International Truck & Engine Corp. Retirement Plan for Salaried Employee's Trust, KeySpan Foundation, KeySpan Insurance Company, Lord Abbett Bond Debenture Fund, Inc., Lord Abbett Investment Trust – LA Convertible Fund, Lord Abbett Series Fund – Bond Debenture Portfolio, Merrill Lynch Insurance Group Bond Debenture Portfolio, Met Investor Series Trust – Bond Debenture, National Fuel & Gas Company Retirement Plan, NFS-SCI Funeral and Merchandise Fixed Common Trust, Pension, Hospitalization Benefit Plan of the Electrical Inc. Plan, Total Fino Elf Finance-SA, Inc., Vermont Mutual Insurance Company, Wachovia Bank, N.A., as Trustee for the SCI Cemetary Merchandise Common Trust and Wachovia Bank, N.A., as Trustee for the SCI Pre-Need Common Trust Fund.

(8)	Thomas H. Dinsmore acts as portfolio manager of the adviser, Davis-Dinsmore Management Co. Thomas H. Dinsmore has voting and investment power over these securities.

(9)	Andy Sager, on behalf of Jefferies (Switzerland) Ltd., has voting and investment power over the securities identified above as beneficially owned by Jefferies Asset Management Ltd.

(10)	The selling holder is affiliated with BNP Paribas Securities Corp.

(11)	This selling holder has identified itself as an affiliate of a registered broker-dealer. See "Plan of Distribution" in the related prospectus, dated December 9, 2005, for additional information.

(12)	David Clott, portfolio manager of Morley Fund Management International, has voting and investment power over these securities.

(13)	Alexandra Investment Management, LLC, a Delaware limited liability company (‘‘Alexandra’’), serves as investment adviser to the Selling Securityholder (beneficial owner). By reason of such relationship, Alexandra may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the Selling Securityholder. Alexandra disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (‘‘Filimonov’’) and Dimitri Sogoloff (‘‘Sogoloff’’) are managing members of Alexandra. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power or investment control over the shares of common stock stated as beneficially owned by the Selling Securityholder. Filimonov and Sogoloff disclaim beneficial ownership of such shares of common stock.

(14)	Teresa Memery has voting and investment power over the securities identified above as beneficially owned by CMH Strategies and IIU Convertible Arbitrage Fund Limited.

(15)	This selling holder has identified itself as a registered broker-dealer. See "Plan of Distribution" in the related prospectus, dated December 9, 2005, for additional information.

(16)	Van Kampen Asset Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by ING Equity Income Fund, UIF Equity Income Fund, US Allianz Equity Income Fund, Van Kampen Harbor Fund and Van Kampen Equity and Income Fund.

(17)	Van Kampen Asset Mangement is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Van Kampen Asset Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(18)	Frank Campana and James Doolin have voting and investment power over the securities identified above as beneficially owned by Quest Investment Management.

(19)	Mackay Shields LLC has voting and investment power over the securities identified above as beneficially owned by Aftra Health Funds, Bay County Employees Retirement System, Mainstay Convertible Fund, Mainstay VP Convertible Fund, New York Life Insurance Co (Pre 82), New York Life Insurance Co (Post 82), New York Life Separate A/C 7, United Overseas Bank (USD) and United Overseas Bank (SGD). Mackay Shields LLC is a wholly-owned subsidiary of New York Life Investment Holdings, which is a wholly-owned subsidiary of New York Life Insurance Company.

(20)	Morgan Stanley Investment Management, as investment adviser, has voting and investment power over the securities identified above as beneficially owned by Morgan Stanley Fundamental Value Fund and Morgan Stanley Convertible Securities Trust.

(21)	Morgan Stanley Investment Management is a subsidiary of Morgan Stanley & Co. Incorporated, a New York Stock Exchange-listed company and one of the purchasers under the Registration Rights Agreement with respect to these securities. Morgan Stanley Investment Management has no actual knowledge of any other material relationship except as a selling holder but has made no affirmative inquiry with respect thereto.

(22)	Yanfang (Emma) Yan, on behalf of Banc of America Capital Management, has voting and investment power over the securities identified above as beneficially owned by Convertible Securities Fund and Nations Convertible Securities Fund.

(23)	Elliot Bossen has voting and investment power over the securities identified above as beneficially owned by Silverback Master Ltd.

(24)	KBC Financial Products (Cayman Islands) Ltd. is an indirect wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(25)	This selling holder is a wholly-owned subsidiary of UBS AG, a Switzerland corporation, which is a publicly traded entity.

(26)	Sky Lucas, John Succo and Shad Stastney, as members, on behalf of Vicis Capital LLC, have voting and investment power over the securities identified above as beneficially owned by Vicis Capital Master Fund.

(27)	Wachovia Capital Markets LLC is a subsidiary of Wachovia Corporation.

(28)	AM Investment Partners LLC has the authority to vote over the company’s securities as investment managers. Adam Stern and Mark Friedman are the partners.

(29)	FrontPoint Convertible Arbitrage Fund GP LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of its management committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(30)	Palisade Capital is the investment advisor for the securities identified above as beneficially owned by DaimlerChrysler Corp Emp. #1 Retirement Plan, dtd 4/1/89, Franklin and Marshall College, FPL Group Employee Pension Plan and Rampart Enhanced Convertible Investors, LLC. Jack Feiler has voting authority.

(31)	Shenkman Capital Management, Inc. acts as investment manager to the selling holder. Shenkman Capital Management, Inc. is the investment adviser and as such has power to direct the voting and disposition of securities held by the selling holder. Mark Shenkman is the chief investment officer of Shenkman Capital Management, Inc. and has oversight authority over all portfolio managers at Shenkman Capital Management, Inc.

(32)	Dan Baldwin, Steve Alfieri, Kevin Murphy, Chris Janson, Sarah Street, and Chris Greetham, as management committee members of Stanfield Capital Partners, have voting and investment power over these securities.

(33)	Jeremiah P. O’Grady, managing partner and portfolio manager, on behalf of Gartmore Global Investments, has voting and investment power over these securities.

(34)	Jason Bilodeau, Michael Dunn, Michael Chevalier, Stephen Chambers, Diana Lambert, Diane Correir-Viera and Keith Traverse, on behalf of Standish Mellon Asset Management, have voting and investment power over these securities.

(35)	Michael Weilheimer, on behalf of Eaton Vance Management High Yield Group, has voting and investment power over these securities.

(36)	Gene T. Pretti has voting and investment power over the securities identified above as beneficially owned by Zazove Associates, LLC.

(37)	Anu Sahai, vice president and portfolio manager, has voting and investment power over these securities.

(38)	Thrivent Investment Management Inc., a registered broker-dealer, is an indirect, wholly-owned subsidiary of Thrivent Financial for Lutherans.

(39)	Thrivent Financial for Lutherans is a corporation organized as a fraternal benefits society and is owned by its members.

(40)	The portfolio is an open-ended mutual fund registered with the Securities and Exchange Commission under the Investment Company Act of 1940.

(41)	Franklin convertible Securities Fund and FTVIP Income Securities Fund are both registered investment companies. David P. Gross, vice president, has voting and investment power over these securities.

(42)	Gregory E. McGowan, director, has voting and investment power over these securities.

(43)	Allstate Insurance Company ("AIC") is a subsidiary of Allstate Corporation, which a publicly traded company on the New York Stock Exchange. AIC, directly and through its subsidiaries, is one of the largest property and liability insurance companies in the United States. The Public Equity Group of the Investment Department of AIC, which has responsibility for the securities described herein, is not aware of any positions, offices or other material relationships involving AIC or its subsidiaries which should be disclosed in response to the questions contained in the selling holders questionnaire. No independent investigation has been made, however, as to whether there are or may have been such transactions as a result of insurance activities, investment activities of other groups or divisions or actions with respect to or by such investee companies.

(44)	Alexander Mueller, director, has voting and investment power over these securities.

(45)	The Government of Singapore Investment Corporation Pte is a government institution and not a publicly-held entity.

(46)	Lehman Brothers, Inc. was a joint bookrunner for these securities.

(47)	Salomon Brothers Asset Management, Inc. ("SBAM") acts as the discretionary investment advisor with respect to these selling holders. SBAM is a subsidiary of Citigroup, which is a publicly traded entity.

(48)	Janus Capital Management LLC serves as the investment adviser to the Janus funds. Janus Distributors LLC is a wholly-owned subsidiary of Janus Capital Management LLC. Janus Distributors is registered as a broker-dealer under the Securities and Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. Janus Distributors acts as the agent of the Funds in connection with the sale of their shares.

(49)	Hartford Life Insurance Company – Intermediate Core Plus, Hartford Life Insurance Company Separate Account BF and Hartford Life Insurance Company Separate Account B – Core Plus Fixed Income are each wholly owned subsidiaries of the Hartford Financial Services Group, Inc., as is Woodbury Financial Services, Inc. (WFS). WFS is a registered broker dealer but had no connection to the purchases of the securities by these selling holders.

(50)	The investment manager of the selling holder is a wholly owned subsidiary of the Hartford Financial Services Group, Inc., which is a public company.

(51)	William J. Dwyer has voting and investment power over these securities.

(52)	K. Deblandey, portfolio manager, has voting and investment power over these securities.

(53)	Michael Hintze has voting and investment power over these securities.

(54)	Michael Long and Lori Johnstone, assistant vice presidents and in their capacity as investment advisers for Pacific Life Insurance Company, have voting and investment power over these securities.

(55)	Oaktree Capital Management LLC ("Oaktree") is the investment manager of the selling holder. It does not own any equity interest in the selling holder but has voting and dispositive power over the aggregate principal amount. Lawrence Keele is a principal of Oaktree and is the portfolio manager of the selling holder.

(56)	Fred Alger Management, Inc., the advisor to the selling holder, is a wholly-owned subsidiary of Fred Alger & Co., Inc., a registered broker-dealer. Fred M. Alger has voting and investment power over these securities.

(57)	Paul Iatronica has voting and investment power over these securities.

(58)	Tugar Capital Management, L.P. is the sub-adviser of Five Sticks, L.P. Tugar Holdings, LLC is the general partner of Tugar Capital Management, L.P. Kenneth L. Tananbaum is the manager and sole member of Tugar Holdings, LLC.

(59)	Only selling holders identified above who beneficially own the CODES set forth opposite their names in the foregoing table on the effective date of the registration statement of which this prospectus is a part, or any amendment thereof or supplement thereto, may sell the CODES or shares of common stock issuable upon conversion of the CODES pursuant to the registration statement. Prior to any use of this prospectus in connection with the offering of CODES or common stock by any holder not identified above, this prospectus will be amended or supplemented as required to set forth the name and principal amount or number of securities to be offered.

(60)	Assumes that any other holders of the CODES or any future pledgees, donees assignees, transferees or successors of or from any other such holders of the CODES do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the CODES at the current conversion rate.

Selling holders that are also broker-dealers may be deemed to be "underwriters" within the meaning of that term under the Securities Act. We have been advised that none of the selling holders identified herein are broker-dealers except for Van Kampen Asset Management, Morgan Stanley Investment Management, Thrivent Investment Management, Inc., Gartmore Global Investments, Credit Suisse First Boston LLC and Lehman Brothers, Inc. These holders did not purchase the CODES directly from us, and we are not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities by these holders. None of these broker-dealers have the right to designate or nominate a member or members of our Board of Directors. We have also been advised that, with respect to any selling holders identified herein who are affiliates of broker-dealers, (1) the selling holder purchased the CODES in the ordinary course of business and (2) at the time of the purchase of the CODES to be resold, the selling holder had no agreements or understandings, directly or indirectly, with any person to distribute the CODES or the underlying common stock.